Exhibit 10.74

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

September 22, 2005,

among

SSA GLOBAL TECHNOLOGIES, INC.,

THE SUBSIDIARIES OF SSA GLOBAL TECHNOLOGIES, INC.
IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

[CS&M #6701-529]

Schedules

Schedule I	Subsidiary Parties
Schedule II	Equity Interests; Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement
Exhibit II	Form of Deposit Account Control Agreement

GUARANTEE AND COLLATERAL AGREEMENT dated as of September 22, 2005, among SSA GLOBAL TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower identified herein and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to the Credit Agreement dated as of September 22, 2005, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMCB, as Administrative Agent and Collateral Agent.  The Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  The Subsidiary Parties are subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Credit Agreement.  (a)    Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.  All terms (whether or not capitalized herein) defined in the New York UCC and not otherwise defined in this Agreement shall have the meanings assigned thereto in the New York UCC.  The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)  The rules of construction specified in Article I of the Credit Agreement shall also apply to this Agreement.

SECTION 1.02.  Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Borrower Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, (c) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and other liabilities owed to any Lender (in its individual capacity) or any of its Affiliates and arising from treasury, depositary or cash management services or in connection with any automated clearinghouse transfers of funds.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Concentration Account” means the cash collateral account established at the office of JPMCB pursuant to Section 4.06.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III, as updated from time to time pursuant to Section 4.05(e).

“Credit Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Delaware UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in limited liability companies, beneficial interests in trusts or other equity ownership interests in any Person and any warrants, options or other rights to acquire any of the foregoing.

“Excluded Operating Account” means payroll and other operating accounts of the Borrower or any other Grantor identified as such in one or more notices delivered to the Collateral Agent that are not used to receive (a) payments from any Account Debtor in respect of Accounts or (b) payments in respect of Inventory, and containing only such amounts as are required in the Borrower’s or such other Grantor’s good faith judgment to meet ordinary course operating expenses anticipated to be paid within 30 days.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Fund Account” means a general fund account established at the office of JPMCB pursuant to Section 4.06.

“General Intangibles” means all “General Intangibles”, as defined in the New York UCC, of any Grantor, including all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by such Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, payment intangibles, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” means the Borrower and the Subsidiary Parties.

“Guarantor Obligations” means the due and punctual payment and performance of all the obligations of each Loan Party (other than the Borrower) under or pursuant to this Agreement and each of the other Loan Documents.

“Guarantors” means the Subsidiary Parties.

“Intellectual Property” means, as to any Grantor, all Patents, Copyrights, Licenses and Trademarks now owned or hereafter acquired by such Grantor.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense containing an explicit grant of Intellectual Property rights to which any Grantor is a party, including but not limited to the Licenses listed on

Schedule III, as updated from time to time pursuant to Section 4.05(e).  It is agreed that no provision of this Agreement will require the Grantors to list Licenses that are not Material Licenses on Schedule III.

“Material Licenses” means all Licenses other than Licenses under which Grantors obtain the right to use Intellectual Property owned by Persons that are not Affiliates of such Grantors to the extent such Licenses have individual book values and fair market values less than $500,000.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the Borrower Obligations and (b) the Guarantor Obligations.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any such Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, as updated from time to time pursuant to Section 4.05(e), and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Proceeds” has the meaning specified in §9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders and each Affiliate of a Lender to which any obligation referred to in clause (c) or (d) of the definition of the term “Borrower Obligations” is owed, (b) the Collateral Agent, (c) the Administrative Agent, (d) the Issuing Bank, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) each other Person to which any of the Obligations is owed and (g) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party as contemplated by Section 7.15.  For the avoidance of doubt, in no event shall “Subsidiary Parties” include Foreign Subsidiaries.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any such Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos and other source or business identifiers, all registrations, applications and recordings thereof, and all registration and application recordings filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (except for intent-to-use applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, to the extent that any security interest of the Collateral Agent therein could reasonably be expected to cause the invalidation of such application and unless and until an Amendment of Alleged Use or a Statement of Use under Section 1(c) or (d), as the case may be, of such Act (or the equivalent) in respect thereof has been filed with, and accepted by, the United States Patent and Trademark Office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, as updated from time to time pursuant to Section 4.05(e) and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II

Guarantee

SECTION 2.01.  Guarantees.  Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Borrower Obligations.  Each Guarantor further agrees that the Borrower Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Borrower Obligation.  Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Borrower Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all similar formalities.

SECTION 2.02.  Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03.  No Limitations, Etc.  (a)  Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 9.13 of the Credit Agreement, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Borrower Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the failure to perfect any security interest in, or the release of, any security held by the Collateral Agent or any other Secured Party for the Borrower Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Borrower Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than the payment in full in cash of all the Borrower Obligations).  Each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Borrower Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Borrower Obligations, all without affecting the obligations of such Guarantor hereunder.

(b)  To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Borrower Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Borrower Obligations.  The

Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Borrower Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, in each case without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Borrower Obligations have been fully paid in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04.  Reinstatement.  Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Borrower Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05.  Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Borrower Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Borrower Obligation.  Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Borrower Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01.  Pledge.  As security for the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all such Grantor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it and listed on Schedule II and any other Equity Interests now owned by it or obtained by it in the future and all certificates representing such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include Excluded Equity Interests; (b)(i) the debt securities and intercompany loans and advances listed opposite the name of such Grantor on Schedule II, (ii) any other debt securities, intercompany loans or advances now owned or owed to or in the future issued or owed to such Grantor and (iii) all promissory notes and other instruments evidencing such debt securities or intercompany loans or advances (the “Pledged Debt Securities”); (c)  subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02.  Delivery of the Pledged Collateral.  (a)  Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, except as otherwise excluded under this Agreement.

(b)  Upon delivery to the Collateral Agent, (i) any Pledged Securities shall, if “certificated” (as defined in the New York UCC) or required to be certificated under Section 3.04 or Section 6.04(e) of the Credit Agreement, be accompanied by stock or note powers, as the case may be, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents necessary (or that the Collateral Agent in good faith after consultation with the applicable Grantor deems advisable) to perfect the Collateral Agent’s interest under this Agreement and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents necessary (or that the Collateral Agent in good faith after consultation with the applicable Grantor deems advisable) to perfect the Collateral Agent’s security interest under this Agreement.  Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not constitute a Default or an Event of Default.  Each schedule so delivered shall automatically supplement and modify any prior schedules so delivered.

SECTION 3.03.  Representations, Warranties and Covenants.  The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and correctly sets forth all Pledged Stock and Pledged Debt Securities required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Stock and Pledged Debt Securities issued by the Borrower or any Subsidiary have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each Grantor (i) is and, subject to any sales, transfers or other dispositions made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as being owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement and Liens permitted by Section 6.02 of the Credit Agreement and (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Liens permitted by Section 6.02 of the Credit Agreement and sales, transfers and other dispositions made in compliance with the Credit Agreement;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally or any other Requirement of Law or, to the extent permitted by Section 6.10 of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral with book or fair market value in excess of $500,000 is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise adversely affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder, in each case, in any material respect, except, in the case of Pledged Collateral that is issued by a Person that is not a Grantor, any of the foregoing to the extent entered into, granted, issued or permitted to exist by such Person other than at the request or demand of any Grantor;

(e) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens

(other than the Lien created by this Agreement and any Lien permitted by Section 6.02 of the Credit Agreement), however, arising, of all Persons whomsoever;

(f) no consent of any other Person (including shareholders, partners, members or creditors of any Grantor) and no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge of the Pledged Collateral effected hereby (other than such as have been obtained and are in full force and effect); and

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, to the extent, in the case of Pledged Securities of Foreign Subsidiaries, the perfection of such Pledged Securities is governed by Article 9 of the Uniform Commercial Code.

SECTION 3.04.  Certification of Limited Liability Company and Limited Partnership Interests.  (a)  The Grantors acknowledge and agree that (i) each interest in any limited liability company or limited partnership that is a Domestic Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia, pledged hereunder and represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC and (ii) each such interest shall at all times hereafter be represented by a certificate.

(b)  The Grantors further acknowledge and agree that (i) each interest in any limited liability company or limited partnership that is a Domestic Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC, and (ii) the Grantors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or cause or permit the issuance of any certificate representing such interest, unless the applicable Grantor or Grantors provide prior written notification to the Collateral Agent and immediately deliver any such certificate to the Collateral Agent under this Agreement.

SECTION 3.05.  Registration in Nominee Name; Denominations.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent.  The Collateral Agent shall, upon reasonable request and following the occurrence and during the continuance of an Event of Default, have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06.  Voting Rights; Dividends and Interest.  (a)  Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided written notice to the Grantors that their rights in respect of the Pledged Securities under this Section are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney, certificates and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to (A) exercise the voting and/or rights and powers it is entitled to exercise pursuant to subparagraph (i) above, (B) receive dividends, interest, principal and other distributions it is entitled to receive pursuant to clause (iii) below and (C) sell, transfer or otherwise dispose of Pledged Collateral to the extent permitted under the Credit Agreement.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be subject to the security interest of the Collateral Agent for the benefit of the Secured Parties.

(b)  Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the form in which so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  To the extent not required to be applied as provided herein, such deposits shall be invested in obligations (which shall be selected by, and may be obligations of, the Collateral Agent) earning interest at an overnight rate, which investments shall be made at the Borrower’s risk and expense.  After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect and any acceleration of the Obligations has been rescinded, nullified or otherwise cancelled, the Collateral Agent shall, within 5 Business Days repay to each Grantor (with interest, if any) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.

(c)  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided notice to the Grantors of the suspension of their rights under sub-paragraph (a)(i) of this Section 3.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Grantor will have the right to exercise the voting and consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.  Security Interest.  (a)  As security for the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts and all cash and other assets therein;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all letter-of-credit rights;

(xii) all Commercial Tort Claims;

(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing and in addition to the limitations and qualifications set forth in the definition of “Collateral and Guarantee Requirement”, the Article 9 Collateral shall not include (i) any Excluded Equity Interests, or (ii) any rights of the Grantors under contracts, agreements (including Licenses), permits and licenses to the extent that such contracts, agreements, permits or licenses contain valid and effective prohibitions on the creation of security interests in such rights (or give the applicable counterparty the right to terminate any of the foregoing or constitute a breach thereunder or a violation thereof) and consents from the applicable counterparties to the creation of the Security Interest have not been obtained, except that rights under such contracts will be included in the Article 9 Collateral to the extent that such prohibitions are not enforceable by reason of the provisions of Section 9-406, 9-407, 9-408 or 9-409 of the applicable Uniform Commercial Code or any other applicable law limiting the enforceability of restrictions on the creation of security interests.  The Grantors agree to use commercially reasonable efforts to obtain all such consents as may be required in order that rights of the Grantors under contracts, agreements (including Licenses), permits and licenses, to the extent such contracts, agreements, permits or licenses, individually or in the aggregate, are material to the business of the Borrower and its Subsidiaries taken as a whole, will not be excluded from the Collateral by reason of the immediately preceding sentence.

(b)  Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file (with copies to be delivered to the Borrower with reasonable promptness after such filing) in any relevant jurisdiction, without the signature of such Grantor, any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that the Collateral Agent determines to be necessary (or that the Collateral Agent in good faith after consultation with the applicable Grantor deems advisable) to perfect, confirm, continue, enforce or protect the Security Interest granted by such Grantor, each such financing statement or amendment to name such Grantor as debtor and the Collateral Agent as secured party and to contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon written request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) such documents as it may determine to be necessary (or that the Collateral Agent in good faith after consultation with the applicable Grantor deems advisable) for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by any Grantor, without the signature of such Grantor, and naming such Grantor or the Grantors as debtors and the Collateral Agent as secured party (with copies to be delivered to the Borrower with reasonable promptness after such filing).

(c)  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02.  Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a)  Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has granted a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect or that is not required after giving effect to any applicable law.

(b)  The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor and the jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date.  The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral prepared by the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate have been reviewed by the Grantors and are acknowledged by the Grantors as being complete and correct, and such financing statements, filings, recordings or registrations are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Effective Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments.  Each Grantor shall ensure that a fully executed agreement in the form hereof containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which applications for United States registration are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other applicable jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and, assuming the proper recordation thereof, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in the United States (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c)  The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The

Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted under Section 6.02 of the Credit Agreement.

(d)  The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Liens expressly permitted under Section 6.02 of the Credit Agreement.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted under Section 6.02 of the Credit Agreement.

SECTION 4.03.  Covenants.  (a)   Without limiting Section 5.03 of the Credit Agreement, each Grantor agrees promptly (and in any event within 10 Business Days) to notify the Collateral Agent in writing of any change (i)  in its legal name or type of organization or (ii) in the ownership of any Equity Interest pledged under this Agreement.  Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence.  Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral in which a security interest may be perfected.

(b)  Each Grantor agrees to comply with the obligations set forth in Section 5.09 of the Credit Agreement as if they were obligations of such Grantor.

(c)  Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(d)  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and any taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.  If any amounts payable under or in connection with any of the Article 9 Collateral shall become evidenced by any promissory notes or other instruments, the Grantors shall promptly notify the Collateral Agent thereof to the extent such promissory notes or other instruments have individual principal amounts exceeding $500,000, and such promissory notes or other instruments shall be promptly pledged and delivered to the Collateral Agent, duly endorsed, in accordance with Section 3.02.

(e)  Subject to Section 5.09 of the Credit Agreement, representatives designated by the Collateral Agent and/or, upon the request of the Required Lenders, any Lender shall have the right, at the Grantors’ own cost and expense and upon reasonable prior notice, (i) so long as no Event of Default has occurred and continuing, not more than twice in any one calendar year, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants, and (ii) to verify under reasonable procedures, in accordance with Section 5.03 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, so long as an Event of Default has occurred and is continuing, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification; provided, that the Borrower may restrict the access of such representatives to (x) materials protected by the attorney-client privilege where, in the judgment of the Borrower, such access might endanger such privilege, (y) materials which the Borrower or any Subsidiary may not disclose without violation of confidentiality obligations binding on it and (z) trade secrets and similar proprietary information.  Subject to Section 9.12 of the Credit Agreement, the Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(f)  At its option, the Collateral Agent may (after written notice to the Borrower with reasonable opportunity to cure) discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g)  If at any time any Grantor shall take one or more security interests in any property of an Account Debtor or any other Person to secure payment and performance of an Account or Accounts in an individual outstanding amount exceeding $500,000 that constitute Article 9 Collateral, such Grantor shall promptly assign such security interests to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(h)  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance, except to the extent that such liability is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of the Collateral Agent or such Secured Party, as the case may be.

(i)  None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except to the extent not prohibited by Section 6.02 of the Credit Agreement.  None of the Grantors shall make or permit to be made any sale, lease, transfer or other disposition of the Article 9 Collateral, except to the extent not prohibited by Section 6.04 of the Credit Agreement.  Each Grantor agrees that it shall not permit any Inventory with an aggregate book value exceeding $500,000 to be in the possession or control of any warehouseman, agent, bailee, or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

(j)  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts (i) granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged, or (ii) to the extent permitted by Section 6.05 of the Credit Agreement.

(k)  The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.07 of the Credit Agreement.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium relating thereto in whole or part when due, the Collateral Agent may, after the expiration of any applicable cure or grace period provided for herein or in the Credit Agreement, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premiums and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this paragraph, including court costs, expenses, reasonable attorneys’ fees and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.04.  Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper.  If any Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper in an individual principal amount exceeding $500,000 (other than checks and other payment Instruments received in the ordinary course of business which are not expected to be held (and are not held) by the applicable Grantor for a period in excess of 30 days) included in the Article 9 Collateral, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

(b) Deposit Accounts.  For each deposit account that any Grantor at any time opens or maintains, such Grantor shall cause the depositary bank to enter into a Deposit Account Control Agreement among such Grantor, the depositary bank and the Collateral Agent substantially in the form set forth in Exhibit II hereto or in such other form as shall be reasonably acceptable to the Collateral Agent, (x) in the case of any such deposit account in existence on the Effective Date, not later than the date set forth in the Post-Closing Letter for the satisfaction thereof and (y) in the case of any such deposit account opened after the Effective Date, as promptly as practicable (and in no event later than 30 days) after the opening thereof.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not withdraw funds from, or direct or give instructions to the depositary bank with respect to the funds of, any such deposit account, in each case unless an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 of the Credit Agreement has occurred and is continuing or the maturity of the Loans shall have been accelerated.  The provisions of this paragraph shall not apply to (A) any deposit account for which the Collateral Agent is the depositary, (B) any Excluded Operating Account or (C) other accounts of the Grantors that at all times have an aggregate balance for all such accounts of less than $5,000,000; provided that each such account shall be identified as such in one or more notices delivered to the Collateral Agent.  No Grantor will (x) deposit funds in any deposit account (other than (x) an Excluded Operating Account, (y) one or more accounts referred to in clause (C) of the preceding sentence or (z) prior to the date set forth in the Post-Closing Letter for the execution of a Deposit Account Control Agreement in respect thereof, any deposit account existing on the Effective Date) until a Deposit Account Control Agreement shall have been entered into with respect to such deposit account, or (y) at any time deposit any funds in an Excluded Operating Account or account referred to in clause (C) of the preceding sentence if such deposit would result in such account no longer being a Excluded Operating Account or the aggregate amount on deposit in all accounts referred to in such clause (C) exceeding $5,000,000.

(c) Investment Property.  Except to the extent otherwise permitted by Article III, if any Grantor shall at any time hold or acquire any Certificated Securities (x) of any Subsidiary or (y) of any other Person with an individual outstanding fair market value exceeding $500,000 (other than, in the case of each of the foregoing clauses (x) and (y), Excluded Equity Interests), then, in each case, such Grantor shall promptly (but in any event within 5 Business Days) notify the Collateral Agent thereof and, upon the written request of the Collateral Agent, forthwith endorse, assign and deliver all of such Certificated Securities (other than any Excluded Equity Interests) to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.  If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly (but in any event within 5 Business Days) notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, use commercially reasonable efforts to either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.  If any securities in an individual fair market value exceeding $500,000, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, either (A) use commercially reasonable efforts to cause such securities intermediary or commodity intermediary (as the case may be) to agree to comply with entitlement orders or other instructions from the Collateral Agent to, in the case of a securities entitlement, such securities intermediary as to such securities entitlement, or, in the case of a commodity contract, to apply any value distributed on account of such commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property.  The Collateral Agent agrees with each Grantor that the

Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 of the Credit Agreement has occurred and is continuing or the maturity of the Loans shall have been accelerated.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.  Notwithstanding anything to the contrary in this clause (c), no Grantor shall be required to pledge any Excluded Equity Interests.

(d) Electronic Chattel Paper and Transferable Records.  If any Grantor at any time hold or acquire any interests in any Electronic Chattel Paper or any “transferable records,” as that term is defined in §201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case, in an individual amount exceeding $500,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC §9-105 of such Electronic Chattel Paper or control under §201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with each such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under New York UCC §9-105 or, as the case may be, §201 of the Federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(e) Letter-of-Credit Rights.  If any Grantor is at any time beneficiaries under one or more letters of credit in an individual amount exceeding $500,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, upon the written request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit with the Collateral Agent agreeing that the proceeds of any drawing under the letter of credit are to be paid to such Grantor unless an Event of Default has occurred and is continuing, in which case such proceeds shall be applied to the repayment of Loans in the manner set forth in the Credit Agreement.

(f) Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claims in an individual amount exceeding $500,000, and an allegation of the occurrence of a commercial tort with respect to such Commercial Tort Claim has been filed with a court of competent jurisdiction, such Grantor shall promptly (but in any event within 5 Business Days) notify the Collateral Agent in a writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05.  Covenants regarding Patent, Trademark and Copyright Collateral.  (a)  Each Grantor agrees that it will not do or omit to do any act whereby any Patent owned by such Grantor that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by such Patent with the relevant patent number as sufficient to establish and preserve its rights under applicable patent laws, except where the failure could not reasonably be expected to result in a material diminution in the value of the Collateral.

(b)  Each Grantor will, for each Trademark owned by such Grantor that is material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent sufficient to establish and preserve its rights under applicable law, in each case of clauses (i) through (iii), except where the failure could not reasonably be expected to result in a material diminution in the value of the Collateral, and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights, except for violations that, taken as a whole, could not reasonably be expected to result in a Material Adverse Effect.

(c)  Each Grantor will, for each work covered by a Copyright owned by such Grantor that is material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as sufficient to establish and preserve its rights under applicable copyright laws, except where the failure could not reasonably be expected to result in a material diminution in the value of the Collateral.

(d)  Each Grantor shall notify the Collateral Agent promptly (but in any event within 5 Business Days) if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of such Grantor’s business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e)  In the event any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent or for the registration of any

Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, or becomes party to any new Material License, it shall notify the Collateral Agent within 5 days after the end of the calendar quarter in which it makes any such filing or becomes a party thereto.  Each Grantor shall inform the Collateral Agent within 5 days after the end of the calendar quarter in which it has filed an Amendment of Alleged Use or a Statement of Use under Section 1(c) or (d), as the case may be, of the Lanham Act, 15 U.S.C. § 1051, with respect to an intent-to-use application for trademark or service mark registration.  Upon the request of the Collateral Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request (including, for the avoidance of doubt, modifications of Schedule III hereto to include any such Intellectual Property) to evidence the Collateral Agent’s security interest in any such Patent, Trademark, Copyright or Material License, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable; provided that no Grantor is required to notify the Collateral Agent or perform any such acts with respect to any Patent, Trademark or Copyright deemed by such Grantor in the exercise of its reasonable judgment to be no longer useful or of any material economic value.

(f)  Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights owned by such Grantor (and to obtain the relevant grant or registration) and to maintain each issued Patent owned by such Grantor and each registration of the Trademarks and Copyrights owned by such Grantor that is material to the conduct of such Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate or defend opposition, interference and cancellation proceedings against third parties.

(g)  In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright owned by such Grantor material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, unless the board of directors of such Grantor deems such action not to be desirable and further deems that the failure to take such action would not materially and adversely affect the rights of the Lenders, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h)  Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each license consisting of a Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE V

Remedies

SECTION 5.01.  Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause its Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to grant any license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, with respect to any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance and, subject to any limitations set forth in paragraph (b) or (c) of Section 4.04, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable in view of securities law and other legal considerations to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale of Collateral the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

In the case of any Collateral that constitutes Article 9 Collateral, the Collateral Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of §9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral , or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase any Collateral or portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in §9-504(3) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02.  Application of Proceeds.  The Collateral Agent shall apply the proceeds of the collection or sale of, or foreclosure or other realization upon, any Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent and the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or, or otherwise in connection with any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03.  Grant of License to Use Intellectual Property.  Each Grantor hereby grants to the Collateral Agent, solely to the extent necessary to enable the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of any Event of Default.

SECTION 5.04.  Securities Act, etc.  In view of the position of the Grantors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral

Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Grantors and Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of an Obligation, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to any Security Document to satisfy in whole or in part an Obligation, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02.  Contribution and Subrogation.  Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Obligation Owed to any Secured Party and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in

Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Guarantor or Grantor).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03.  Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations, and no Guarantor or Grantor shall seek to enforce any of such rights until the Obligations have been paid in full.  No failure on the part of the Borrower or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b)  Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in the Credit Agreement.  All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.01 of the Credit Agreement.

SECTION 7.02.  Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement, except payment in full in cash of the Obligations.

SECTION 7.03.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the other Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any Lender or other Secured Party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 7.04.  Binding Effect; Several Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

SECTION 7.06.  Collateral Agent’s Fees and Expenses; Indemnification.  (a)  The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in the Credit Agreement.

(b)  Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether instituted by any Grantor or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee; provided further that Section 2.16 of the Credit Agreement, and not this paragraph, shall apply with respect to any Taxes on amounts paid by the Borrower under the Credit Agreement or under any other Loan Document and to Excluded Taxes and Other Taxes.

(c)  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section shall be payable on written demand therefor.

SECTION 7.07.  Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary (or that the Collateral Agent in good faith after consultation with the applicable Grantor deems advisable) to accomplish the purposes hereof, in each case exercisable only upon the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct.

SECTION 7.08.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.09.  Waivers; Amendment.  (a)  No failure or delay by the Administrative Agent, the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights and remedies of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, no extension of credit by any Secured Party under the Credit Agreement or otherwise shall be construed as a waiver of any default hereunder, regardless of whether the Administrative Agent, the Collateral Agent or any other Secured Party may have had notice or knowledge of such default at the time.  No notice or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 7.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability in such jurisdiction without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12.  Counterparts.  This Agreement may be executed and delivered in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in this Section.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14.  Jurisdiction; Consent to Service of Process.  (a)  Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern

District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or Guarantor, or its properties in the courts of any jurisdiction.

(b)  Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.15.  Additional Subsidiaries.  Pursuant to Sections 5.11 and 5.12 of the Credit Agreement, certain Subsidiaries may be required to enter into this Agreement as Subsidiary Parties.  Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.16.  Right of Setoff.  If an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 of the Credit Agreement shall have occurred and be continuing or following an acceleration of the maturity of the Loans, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to and shall not limit other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 7.17.  Termination or Release.  (a)  This Agreement, the Guarantees made herein and all security interests granted hereby shall terminate when the Loans, the Borrower’s obligations to reimburse the Issuing Bank pursuant to Section 2.04(e) of the Credit Agreement for outstanding LC Disbursements, all accrued interest and fees under this Agreement, and all other obligations under the Loan Documents (other than (i) obligations under Sections 2.14, 2.16 and 9.03 of the Credit Agreement that are not then due and payable and (ii) other obligations in respect of outstanding Letters of Credit that are not then due and payable) shall have been paid in full in cash, the Commitments have been terminated and all Letters of Credit shall have been discharged, Cash Collateralized or supported by Supporting Letters of Credit to the reasonable satisfaction of the Collateral Agent and Issuing Bank (each of which shall have confirmed such satisfaction by written notice to the Borrower).

(b)  The Subsidiary Parties shall be released from their obligations hereunder and the Security Interest in the Collateral of the Subsidiary Parties shall be released under the circumstances and in the manner set forth in Section 9.13 of the Credit Agreement.

(c)  Upon the incurrence or assumption of Indebtedness by any Grantor to any Person that is not an Affiliate of such Grantor to finance the acquisition, construction or improvement of any Collateral constituting fixed or capital assets in compliance with Section 6.01(a)(vi) and (b) of the Credit Agreement, the security interest of the Collateral Agent in such Collateral shall, to the extent required under the terms of such Indebtedness, be automatically released upon the delivery by such Grantor of a notice to the Collateral Agent describing the Collateral released and stating that the incurrence of such Indebtedness is permitted under the Credit Agreement.

(c)  In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to each Grantor and Guarantor affected thereby, at the expense of such Grantors and Guarantors, all documents that such Grantors and Guarantors shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent.

SSA GLOBAL TECHNOLOGIES, INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title: EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SSA GLOBAL TECHNOLOGIES, INC.,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by	/s/ David M. Mallett
Name: David M. Mallett
Title: Vice President

INFINIUM SOFTWARE, INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

INFINIUM SOFTWARE ASIA/PACIFIC, INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

SENECA HOLDINGS INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

SENECA ACQUISITION SUBSIDIARY INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

ELEVON, INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

CAPS LOGISTICS INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

BAAN U.S.A., INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

EXE TECHNOLOGIES, INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

SSA PACIFIC RIM CORP.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

SSA GLOBAL TECHNOLOGIES (JAPAN) L.L.C.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

SSA JAPAN CORP.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

ARZOON GLOBAL COMMERCE, INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

BONIVA SOFTWARE, INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

WALKER INTERACTIVE PRODUCTS INTERNATIONAL,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

SSA-E ACQUISITION SUBSIDIARY INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title:

SSA-E MERGER SUBSIDIARY INC.,

by	/s/ Kirk J. Isaacson
Name: KIRK J. ISAACSON
Title: